FORM 8-K - CURRENT REPORT

         (As last amended in Rel. No. 34-36968, eff. August 13, 1992.)

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 20, 1999

                              ANGELES PARTNERS XII
             (Exact name of registrant as specified in its charter)

             California                0-13309               95-3903623
    (State or other jurisdiction    (Commission           (I.R.S. Employer
         of incorporation)          File Number)           Identification
                                                              Number)
         55  Beattie Place
        Post Office Box 1089
     Greenville, South Carolina                                 29602
(Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code (864) 239-1000

                                      N/A
         (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

Southpointe Apartments located in Bedford Heights, Ohio was sold by the Registrant on August 6, 1999 to K & D Enterprises, Inc. (the "Purchaser"), an unrelated party. Pursuant to the Purchase and Sale Agreement, the Purchaser agreed to assume the mortgage note payable encumbering the property of $11,000,000 and to pay closing costs of approximately $648,000. Consequently, the Registrant received nil proceeds relating to this transaction.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(b)         Pro Forma financial information.
The following unaudited pro forma information reflects the operations of the Partnership for the six months ended June 30, 1999 and 1998, as if Southpointe Apartments had been sold on January 1, 1998 (in thousands).

                                                     1999         1998
 Revenues                                          $12,133      $9,922
 Expenses                                            9,220       9,864
 Equity in income of joint venture                   1,321          28
 Income before extraordinary items                 $ 4,234      $   86
 Equity in extraordinary loss on extinguishment
   of debt of joint venture                             (3)         --
 Extraordinary loss on extinguishment of debt         (556)         --
 Net income                                        $ 3,675      $   86
 Net income per limited partnership units          $ 81.36      $ 1.90

These pro forma adjustments are not necessarily reflective of the results that actually would have occurred if the sale had been in effect as of and for the periods presented or what may be achieved in the future.

(c)       Exhibits

10.19 Purchase and Sale Agreement between Registrant and K & D Enterprises, Inc., an Ohio Corporation, dated August 5, 1999.

10.20 Addendum to Purchase Agreement for Angeles Partners XII and K & D Enterprises, Inc.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 ANGELES PARTNERS XII

                                 By:   Angeles Realty Corporation II
                                       Its Managing General Partner

                                 By:   /s/ Patrick J. Foye
                                       Patrick J. Foye
                                       Executive Vice President

                                 Date: August 20, 1999